UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2026

Permex Petroleum Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41558	98-1384682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 North Loop West, Suite 500 Houston Texas	77092
(Address of principal executive offices)	(Zip Code)

(713) 730-7797-8981

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 28, 2026, Permex Petroleum Corporation (the “Company”) received a notice of default (the “Notice”) from the holders of its secured convertible debentures (the “Debentures”) which were issued on November 1, 2024. As of the date of the Notice, the Debentures had an aggregate principal of $4,276,389 with interest accruing thereon at 10% per annum, and are secured by the Company’s assets.

In the Notice, Mr. Jeffrey E. Eberwein, on behalf of himself and as collateral agent for all of the other holder of the Debentures, notified the Company that it was in default of its obligations under the Debentures by failing to make any payments on or before November 2, 2025, and made demand for immediate payment of all outstanding indebtedness under the Debentures. In the Letter, Mr. Eberwein further advised that unless payment is provided or alternative assurances and/or arrangements made by February 18, 2026, the Debenture holders will seek to enforce its rights and remedies under the Debentures, which may include repossession of its collateral.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 12, 2026, Bradley Taillon resigned from his positions as the Company’s Chief Executive Officer, President, and Interim Chief Financial Officer. Richard Little, the Chairman of the Company’s board of directors, has been appointed to serve as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer, effective January 12, 2026, while the Company evaluates strategic opportunities.

Richard Little, age 53, has served as a member of the Company’s Board of Directors since August 2024 and as Chairman since December 2024. Mr. Little is the current Chief Executive Officer of Fury Resources, Inc., a privately held independent energy company, a position he has held since December 2023. Before Fury Resources, Mr. Little was the Chief Executive Officer of Battalion Oil Company (NYSE: BATL) and Halcon Resources Corporation from June 2019 to April 2023. Prior to Battalion Oil and Halcon Resources, Mr. Little served as Chief Executive Officer of Ajax Resources LLC from January 2018 to October 2018. Mr. Little was also Vice-President, Southern US Division of EP Energy. Mr. Little holds a Petroleum Engineering degree from Texas A&M, is a licensed engineer (inactive), and is engaged with industry organizations like SPE, API, and IPAA.

There are no family relationships between Mr. Little and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Little and any other person pursuant to which Mr. Little was appointed as Interim Chief Financial Officer and Interim Chief Financial Officer of the Company. There are no related party transactions involving Mr. Little that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On January 12, 2026, the Company issued a press release announcing the departure of Bradley Taillon as Chief Executive Officer, President, and Interim Chief Financial Officer of the Company and the appointment of Mr. Little as Interim Chief Executive Officer and Interim Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.2.

On January 30, 2026, the Company issued a press release announcing its receipt of the Notice, and that the Company has not filed its audited annual financial statements for the year ended September 30, 2025, the related management’s discussion and analysis, and its Form 52-109FV1 Chief Executive Officer and Chief Financial Officer certifications of annual filings by the regulatory deadline of January 28, 2026. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Default dated January 28, 2026
99.2	Press Release dated January 12, 2026
99.3	Press Release dated January 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

February 25, 2026	By:	/s/ Richard Little
Richard Little
Interim Chief Executive Officer